Exhibit 21

NAME OF SUBSIDIARY:	STATE/COUNTRY OF INCORPORATION:
Hydratight Angola.	Angola
Actuant Australia Ltd.	Australia
Hydratight (Asia Pacific) Pty Ltd.	Australia
D.L. Ricci Australia.	Australia
TK Simplex Australia.	Australia
Kopp Austria GmbH	Austria
Hydratight Equipamentos e Servicos Ltda.	Brazil
Power Packer do Brazil	Brazil
Actuant Canada Corporation	Canada
Actuant Changchun Co. Ltd.	China
Actuant China Industries Co. Ltd.	China
Actuant China Ltd.	China
Actuant Shanghai Trading Co. Ltd.	China
Gits Engineered Components Shanghai Co., Ltd.	China
Sanlo Cable Mfg. Inc	China
Nielsen Hardware Corporation	Connecticut
Kopp Elektrotechnika Spol s.r.o	Czech Republic
Acme Electric LLC	Delaware
Acme Electric Mexico Holdings I, Inc.	Delaware
Acme Electric Mexico Holdings II, Inc.	Delaware
Hydratight Operations, Inc.	Delaware
Kwikee Products Company, LLC	Delaware
Versa Technologies, Inc.	Delaware
Actuant International Holdings, Inc.	Delaware
Precision Sure-Lock, Inc.	Delaware
Maxima Holding Company Inc.	Delaware
Maxima Technologies & Systems, LLC.	Delaware
Maxima Holdings Europe, Inc	Delaware
Sanlo, Inc	Delaware
The Cortland Companies, Inc	Delaware
The Cortland Holding Company	Delaware
Actuant France SA	France
Hydratight SAS	France
Yvel S.A.	France
Actuant Europe Holdings SAS	France
Actuant France Holdings SAS	France
Brunnquell GmbH	Germany
Convertible Power Systems GmbH	Germany
Enerpac GmbH	Germany
Heinrich Kopp GmbH	Germany
Hydratight Injectaseal Deutschland GmbH	Germany
Actuant Global Sourcing, Ltd	Hong Kong
Actuant International Services, Ltd	Hong Kong
Actuant Hungary, Kft.	Hungary
Magyar KOPP Kft.	Hungary
Templeton, Kenly & Co., Inc.	Illinois
Enerpac Hydraulic Technology (India) Pvt. Ltd.	India
Anchor Kopp Electricals Pvt. Ltd.	India
Indo Asian Fusegear Pvt. Ltd.	India
Engineered Solutions LP	Indiana
Enerpac SpA	Italy

Applied Power Japan Ltd.	Japan
Superior Plant Services, LLC	Louisiana
MT&S Europe, S.a.r.l.	Luxembourg
Acme Electric de Mexico S. De. R.L. de C.V.	Mexico
Acme Electric MFG de Mexico S. De. R.L. de C.V.	Mexico
Grupo Industrial Baja Tec S.A. de C.V.	Mexico
Hydatight de Mexico S de RL de CV	Mexico
Servicios Acme de Mexico S. De. R.L. de C.V.	Mexico
Instrumentos Stewart Warner de Mexico S.A. de C.V.	Mexico
D.L. Ricci Corp.	Minnesota
M&R Leasing Corp.	Minnesota
Actuant Europe CV	Netherlands
Actuant Finance CV	Netherlands
Applied Power Europa BV	Netherlands
Enerpac BV	Netherlands
Enerpac Haaksbergen BV	Netherlands
Enerpac Integrated Solutions BV	Netherlands
Enerpac Roermound BV	Netherlands
Hydratight BV	Netherlands
Hydrospex Power Equipment BV	Netherlands
Kopp Benelux BV	Netherlands
Power Packer Europa BV	Netherlands
Actuant Investments, Inc.	Nevada
Applied Power Investments II, Inc.	Nevada
VT Holdings II, Inc.	Nevada
Biach Industries Inc.	New Jersey
BW Elliott Mfg. Co., LLC	New York
Key Components, Inc.	New York
Cortland Cable Company.	New York
BEP Marine Ltd.	New Zealand
Hydratight Norge AS	Norway
Selantic AS	Norway
Selantic Fibre AS	Norway
Selantic Subsea AS	Norway
Kopp Elektrotechnicka Sp.z.o.o	Poland
Actuant LLC	Russia
Actuant Asia Pte. Ltd.	Singapore
Enerpac Asia Pte. Ltd.	Singapore
Enerpac Integrated Solutions Pte. Ltd.	Singapore
Hydratight Pte. Ltd.	Singapore
Actuant Korea Ltd.	South Korea
Power Packer Espana SA	Spain
Maxima Spain Holdings, S.L.	Spain
Maxima Technologies, S.L.	Spain
Enerpac Spain, S.L.	Spain
Enerpac Scandinavia AB	Sweden
PSL Holdings, Inc.	Texas
Hedley Purvis, Inc.	Texas
Gits Mfg. (Thailand) Co. Ltd.	Thailand
Hydratight Ltd.	Trinidad
HEKO Electrotechnique SARL	Tunisia
Ergun Hidrolik San, AS	Turkey
Actuant International Ltd.	UK
Actuant Ltd.	UK

Energise IT Limited	UK
Enerpac Ltd.	UK
Hedley Purvis Group Ltd.	UK
Hedley Purvis Holdings Ltd.	UK
Hedley Purvis International Ltd.	UK
Hydratight Ltd.	UK
Hedley Purvis Ventures Ltd.	UK
Hydratight Operations, Ltd.	UK
Actuant Finance Ltd.	UK
D.L. Ricci Ltd.	UK
Cortland Fibron BX Limited	UK
Cortland UK Holdings Limited	UK
Enerpac Middle East FZE	United Arab Emirates
Scandarabian House FZ LLP	United Arab Emirates
Viking Rope Corporation	Washington
Columbus Manufacturing, LLC	Wisconsin
Enerpac Corp.	Wisconsin
GB Tools and Supplies, LLC	Wisconsin
Hydratight Inc.	Wisconsin